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                                                                    Exhibit 5(f)

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
THE UNITED STATES LIFE Insurance Company in the City of New York ("USL")
Assignment and Transfer Request
____________________________________________________________________________________________________________________________________

  Current Trustee/Custodian:                                                                          Telephone Number:
____________________________________________________________________________________________________________________________________

  Company's Address:                                                 City:                            State:            Zip
____________________________________________________________________________________________________________________________________

  Owner(s):                                                                         Owner's SSN:
____________________________________________________________________________________________________________________________________

  Annuitant's Name (If different from Owner)                                        Contract/Account No:
____________________________________________________________________________________________________________________________________

  Type of Transfer: (Choose only one)     [ ] Non-Qualified Transfer     [ ]  Qualified Rollover    [ ]  Qualified Direct Transfer
   [ ] 1035 Non-Taxable Exchange              (Transfer of funds from a       (Irrevocable Direct        (Direct Transfer from
   [ ] Other:__________________________       non-qualified mutual funds,     Rollover of Tax            current IRA trustee or
                                              CDs, savings account, etc.      Sheltered Annuities        custodian company to new
                                              to a non-qualified Annuity      and Qualified              IRA trustee or custodian)
                                              Contract/Certificate)           Retirement Plans to
                                                                              an IRA) (Forward
                                                                              proceeds to USL within
                                                                              60 days to maintain
                                                                              tax status)
____________________________________________________________________________________________________________________________________

                                                     REQUEST FOR 1035 EXCHANGE
____________________________________________________________________________________________________________________________________

I hereby absolutely assign and transfer to USL all of my rights, title, and interest of every nature in and to the above referenced contract/certificate including, but not limited to surrender, assign, transfer, or change beneficiary.

 . Section 1035 of the Internal Revenue Code permits certain nontaxable exchanges of insurance policies and annuity contracts/certificates. It is my intention that this transfer qualify as a Section 1035 exchange and that no portion of this exchange be actually or constructively received by me. USL makes no representation concerning my tax treatment for this transaction and has neither responsibility nor liability for my tax treatment.
 . I understand the exact amount of the proceeds may vary depending upon the date of transfer and I agree to execute any additional documents required to complete the transfer.
 . I understand that the exchange is not complete if the company issuing the contract/certificate is unable or unwilling to pay the value of the above referenced contract(s)/certificate(s) to USL.
 . I understand that as of the date of surrender of the contract/certificate by the company, the surrendered contract/certificate no longer provides any coverage and the new contract/certificate is not in effect until USL approves the new contract/certificate and receives the funds.
 . I represent and warrant that no person, firm, or corporation has a legal or equitable interest in the contract/certificate except the undersigned, and that no proceedings of either legal or equitable nature have been instituted or are pending against the undersigned.

The contract/certificate is:
      [ ]  Enclosed Contract/Certificate is attached
      [ ]  Lost or destroyed (I certify that the contract/certificate is lost or destroyed. In addition, I certify that the contract/certificate has not been assigned or pledged as collateral.)
_________________________________________________________________     _____________________________________________________________
Owner's Signature(s)                                                  Date

USL, owner of the above referenced contract/certificate, does hereby request immediate surrender of the above referenced contract/certificate.
____________________________________________________________________________________________________________________________________

                        REQUEST FOR NON-QUALIFIED TRANSFER, QUALIFIED ROLLOVER OR QUALIFIED DIRECT TRANSFER
____________________________________________________________________________________________________________________________________
This serves as authorization to liquidate and forward:

[ ]  All         [ ]  Partial          $________________________________        or__________________________________________ %
of my account balance as listed above to the annuity I have established through USL.
_______________________________________________________________________________________________________________________________
FOR CD TRANSFERS: I am aware that if I request a liquidation of a CD prior to the maturity date, I may be subject to surrender or withdrawal penalties. I direct and authorize the above liquidation and transfer of the net liquidation proceeds:
[ ]  Upon receipt of this request        [ ]  On the maturity date of ______________________________________________
__________________________________________________________________    _____________________________________________________________
Owner's Signature(s)                                                  Date
____________________________________________________________________________________________________________________________________

                                                       LETTER OF ACCEPTANCE
____________________________________________________________________________________________________________________________________
The above named individual has established a Qualified or Non-Qualified Annuity with USL. We will accept the transfer of cash assets currently held in your plan for placement into the Qualified or Non-Qualified Annuity established with USL.

For a Section 1035(a) exchange, please provide us with the pre and post TEFRA cost basis.

By:________________________________________________________________   ____________________________________________________________
   Authorized Representative of USL                                    Date

Checks should be made payable to:   THE UNITED STATES LIFE Insurance Company In the City of New York

                                                            FBO (For the benefit of)_______________________________________________
                                                                                     Print Name of Contract/Certificate Owner(s)

          Mail to:  Administrative Center                                      Administrative Center 3-50
                    P.O. Box                                        or
                    Houston, TX                                  overnight
                    (800) 247-6584 * (713) 831-3701 Fax
                    Hearing Impaired (888) 436-5257
____________________________________________________________________________________________________________________________________
USL 8875 0599
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